                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement        |_|                        Confidential, for Use of the Commission Only
                                                                       (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               ASTA FUNDING, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)




-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

               -------------------------------------------------------------
        (2)    Aggregate number of securities to which transaction applies:

               -------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

               -------------------------------------------------------------
        (5)    Total fee paid:

               -------------------------------------------------------------

|_|     Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

               ------------------------------------------------------------
        (2)    Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
        (3)    Filing Party:

               ------------------------------------------------------------
        (4)    Date Filed:

               ------------------------------------------------------------

                               ASTA FUNDING, INC.
                                210 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632



Dear Stockholder:

         On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Asta Funding, Inc. (the "Company") to be held at the Company's offices, 210 Sylvan Avenue, Englewood Cliffs, New Jersey, on Friday, March 14, 1997 at 10:00 a.m.

         The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. I am also pleased to enclose a copy of the Company's fiscal 1996 Annual Report, which contains certain information regarding the Company and its results for the fiscal year ended September 30, 1996.

         It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend the Meeting in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder's vote is important, whether you own a few shares or many.

         I look forward to seeing you at the Meeting.


                                        Sincerely,


                                        /s/   Gary Stern
                                        --------------------------------------
                                        Gary Stern
                                        President and Chief Executive Officer

                               ASTA FUNDING, INC.
                                210 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 March 14, 1997


         The Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") will be held at the Company's offices, 210 Sylvan Avenue, Englewood Cliffs, New Jersey, on Friday, March 14, 1997 at 10:00 A.M., to consider and act upon the following:

         1. The election of eight directors.

         2. The ratification of the appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for 1997.

         3. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Only holders of record of the Company's Common Stock, par value $.01 per share, at the close of business on January 27, 1997 will be entitled to vote at the Meeting. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's executive offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 for a period of 10 days prior to the Meeting.



                               BY ORDER OF THE BOARD OF DIRECTORS




                               /s/ Mitchell Herman
                               -------------------------------------
                               Mitchell Herman, Secretary




February 14, 1997



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                               ASTA FUNDING, INC.
                                210 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632

                ------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 March 14, 1997
                -------------------------------------------------


                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Asta Funding, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's offices, 210 Sylvan Avenue, Englewood Cliffs, New Jersey on Friday, March 14, 1997 at 10:00 A.M., and at any adjournments or postponements thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

         The proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about February 14, 1997. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1 and 2 (to elect the Board's nominees to the Board of Directors and to ratify the appointment of Richard A. Eisner & Company, LLP, as the Company's independent public accountants for 1997).

         The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. All costs relating to the solicitation of proxies will be borne by the Company.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only holders of shares of the Company's Common Stock, par value $.01 per share ("Common Stock") of record on the close of business on January 27, 1997 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, the Company had outstanding 4,460,000 shares of Common Stock. Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There is no right to cumulate votes in the election of directors. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

         The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote and the ratification of auditors will require the affirmative vote of a majority of the votes cast with respect to such proposal. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person or persons appointed by the Board of Directors before the Meeting to serve as inspector or inspectors of election at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Pursuant to Delaware corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present.

         Based upon information available to the Company, the following stockholders beneficially owned more than 5% of the Common Stock as of January 15, 1996:


                      NAME AND ADDRESS                    NUMBER OF SHARES              PERCENT OF
                     OF BENEFICIAL OWNER               BENEFICIALLY OWNED (1)             CLASS

         Asta Group, Incorporated                           2,605,000(2)                  58.4%
         210 Sylvan Avenue
         Englewood Cliffs, New Jersey 07632

         Arthur Stern                                       2,616,833(2)(3)(4)            58.5
         210 Sylvan Avenue
         Englewood Cliffs, New Jersey 07632

         Gary Stern                                         2,605,000(2)(3)               58.4
         210 Sylvan Avenue
         Englewood Cliffs, New Jersey 07632

         Martin Fife                                          286,666(5)                   6.4
         405 Lexington Avenue
         New York, New York 10174


----------------------

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of January 15, 1997. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Includes 352,500 shares of Common Stock held in the Escrow Account (as defined below). Upon consummation of the Company's initial public offering of Common Stock on November 13, 1995, the Company's controlling stockholders and certain officers and directors of the Company deposited an aggregate of 1,000,000 shares of Common Stock (the "Escrow Shares") into an escrow account (the "Escrow Account") pursuant to an agreement with the underwriters. One half of the Escrow Shares have been released to the depositing stockholders. The remainder of the Escrow Shares will only be released if certain earnings goals or stock price goals are reached. The stockholders may vote but not transfer the Escrow Shares.

(3) Includes all of the shares of Common Stock owned beneficially by Asta Group, Incorporated as shown in the table. Arthur Stern is the Chairman of the Board of Directors and a principal stockholder of Asta Group, Incorporated. Gary Stern is Vice President, Secretary, Treasurer and a director and principal stockholder of Asta Group, Incorporated. As such, each may be deemed to be the beneficial owner of such shares.

(4) Includes 11,833 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997.

(5) Includes 16,666 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of January 15, 1997 and 45,000 shares of Common Stock held in the Escrow Account.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         In accordance with the Company's Certificate of Incorporation and Bylaws, the number of directors of the Company has been set by the Board of Directors at eight. At the Meeting, eight directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         Each of the nominees currently is a director. Each person named herein as a nominee for director has consented to serve, and it is not contemplated that any nominee will be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.

         The following table includes the names of each of the directors of the Company (who are all of the nominees) and the executive officers of the Company and certain information with regard to each person:

                                                  Held            Position with
Name                              Age         Office Since        Company
----                              ---         ------------        -------------
Arthur Stern                      75              1994            Chairman of the Board
Gary Stern                        44              1994            Director, President and Chief Executive Officer
Mitchell Herman                   38              1995            Director, Secretary and Chief Financial Officer
Mark Levy                         48              1994            Executive Vice President and Chief Operating
                                                                  Officer
Martin D. Fife                    69              1995            Director
Herman Badillo                    67              1995            Director
General Buster Glosson            53              1995            Director
Edward Celano                     57              1995            Director
Alan Cohen                        60              1996            Director

         Set forth below for each nominee and each executive officer, is his name, the year in which he became a director or officer of the Company, his principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of January 15, 1997.

         Arthur Stern has been a Director and has served as Chairman of the Board of Directors of the Company since the Company's inception in July 1994. Since 1963, Mr. Stern has been Chairman of the Board of Asta Group, Incorporated ("Group"), a consumer finance company, which is a majority stockholder of the Company. Mr. Stern served as President of Group from 1963 to March 1996. In such capacities, he has obtained substantial experience in sub prime credit analysis and receivables collections.

         Gary Stern has been a Director and the President of the Company since the Company's inception in July 1994. Mr. Stern has been Vice President, Secretary, Treasurer and a director of Group since 1980 and held other positions with Group prior thereto. In such capacities, he has obtained substantial experience in sub prime credit analysis and receivables collections.

         Mitchell Herman has been a Director of the Company since September 1995. He has been the Chief Financial Officer of the Company since the Company's inception in July 1994 and the Chief Financial Officer of Group since May 1994. Mr. Herman is a certified public accountant. From September 1993 to May 1994 he was a manager with Paul Abrams & Co., a certified public accounting firm. From September 1990 to September 1993, Mr. Herman was a senior accountant with Shapiro & Lieberman, a certified public accounting firm.

         Mark Levy has been an Executive Vice President and Chief Operating Officer of the Company since September 1994. From January 1992 to September 1994, he was an independent consultant in the area of automobile lease financing and securitizations programs. From April 1989 to January 1992, Mr. Levy was President of Tilden Commercial Alliance, Inc. an automobile and equipment lease finance company.

         Martin D. Fife has been a Director of the Company since September 1995. Since November 1992, he has been Chairman of the Board of Directors and Chief Executive Officer of Skysat Communications Network Corporation, a public company engaged in research and development relating to, and production of, unmanned aircraft systems for applications in the telecommunications industry. Since 1988, Mr. Fife has been a director of Projectavision, Inc., a public company engaged in the development of solid state projection television and related video display technology. Since November 1996, he has been Chairman of the Board of Directors of Magar Inc., a company specializing in the marketing of financial products and the development of early-stage companies.

         Herman Badillo has been a Director of the Company since September 1995. He has been a member of Fischbein Badillo Wagner & Harding, a law firm located in New York City, for more than five years. Since April 1994, he has been Special Counsel to the Mayor of New York City for Fiscal Oversight of Education and since July 1994, he has been a member of the Mayor's Advisory Committee on the Judiciary. Mr. Badillo served as a United States Congressman from 1971 to 1978 and Deputy Mayor of New York City from 1978 to 1979.

         General Buster Glosson (Ret.) has been a Director of the Company since September 1995. He has been President of Eagle Limited, a venture capital and consulting firm, since September 1994. He served as an officer in the United States Air Force from 1965 until he retired in September 1994. From June 1992 to September 1994, he was Deputy Chief of Staff for Plans and Operations for the United States Air Force. From May 1991 to May 1992, General Glosson was Legislative Liaison and Director of the Air Force Issues Team. From August 1990 to May 1991, he commanded the 14th Air Division and was a Director of Campaign Plans for U.S. Central Command Air Forces, Ryadh, Saudi Arabia.

         Edward Celano has been a Director of the Company since September 1995. Mr. Celano has been an Executive Vice President of Atlantic Bank since May 1, 1996. Prior to that, Mr. Celano was a Senior Vice President of NatWest Bank and held different positions at the bank for over 20 years.

         Alan Cohen has been a Director of the Company since December 1996. Mr. Cohen has been the Chairman of the Board of Directors and the owner of Alco Capital, Group, Inc., a diversified financial service and investment company specializing in corporate restructuring and reorganizations since 1975. Mr. Cohen has lectured extensively on restructuring and asset-based lending and has served as a consultant and adviser to many of the country's leading banks and financial institutions.

         Arthur Stern is the father of Gary Stern. There are no other family relationships among the directors or officers of the Company.


         In connection with the Company's underwritten initial public offering of Common Stock, effective November 13, 1995 (the "IPO"), the Company agreed, for a period of 5 years thereafter, if so requested by Whale Securities Co., L.P. (the "Underwriter"), to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company and as a member of the Executive Committee, or at the Underwriter's option, as a non-voting adviser to the Company's Board of Directors. The Company's officers, directors and stockholders existing prior to the consummation of the IPO have agreed to vote their shares of Common Stock in favor of such designee. The Underwriter has not yet exercised its right to designate such a person.

                         BOARD ORGANIZATION AND MEETINGS

         During the fiscal year ended September 30, 1996, the Board of Directors held 1 meeting and acted 6 times by unanimous consent. During the 1996 fiscal year, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are two standing committees of the Board of Directors, each of which is described below.

         Executive Committee. The Executive Committee consists of three directors. The members of the Executive Committee currently are Martin D. Fife (the Chairman), Arthur Stern and Gary Stern. The Executive Committee gives preliminary consideration to policy and strategic matters and determines whether proposals shall be submitted for consideration by the full Board of Directors. The Executive Committee does not have the authority to make a final determination on any matter without approval by the full Board of Directors. The Executive Committee did not meet in fiscal 1996.

         Nominating Committee. The Nominating Committee consists of four directors. The members of the Nominating Committee currently are Arthur Stern, Gary Stern, Mitchell Herman and Alan Cohen. The Nominating Committee has the power and authority to (i) fix the record date, meeting date and meeting place for the Annual Meeting of Stockholders, (ii) set the agenda for the Annual Meeting of Stockholders, (iii) fix the number of persons who shall constitute the Board of Directors for the coming year, (iv) designate the Board's nominees for directors at the Annual Meeting of Stockholders, (v) approve the Annual Report to Stockholders and the Proxy Statement for the Annual Meeting of Stockholders and (vi) take any and all further or other action necessary or desirable in connection with the Annual Meeting of Stockholders. The Nominating Committee will not consider nominees recommended by stockholders. The Nominating Committee was formed in December 1996.


                            COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $500 per each Board meeting attended and each Board committee meeting attended (unless held on the same day as a Board meeting). The Company reimburses each director for the expenses incurred in connection with attendance at such meetings.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of January 15, 1997 with respect to beneficial ownership of the Common Stock by (i) each director and executive officer, and (ii) all director and executive officers as a group. Unless otherwise indicated, the address of each such person is c/o Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                    Amount of Beneficial Ownership (1)
                                                    ----------------------------------
                                                                                   Percentage
Name and Address                                 Shares                              Owned
----------------                                 ------                            ----------
Arthur Stern                                       2,616,833(2)(3)(4)               58.5%

Gary Stern                                         2,605,000(2)(3)                  58.4

Martin Fife                                          286,666(5)                      6.4
405 Lexington Avenue
New York, New York 10174

Mark Levy                                            197,333(6)                      4.4

Mitchell Herman                                       45,833(7)                      1.0

Herman Badillo                                         6,666(8)                        *
909 Third Avenue
New York, New York 10022

Edward Celano                                          6,666(8)                        *
1133 Avenue of the Americas
New York, New York 10036

General Buster Glosson                                 6,666(8)                        *
Two First Union Centre
Charlotte, North Carolina 28282

Alan Cohen                                              --                             *

All executive officers and directors
as a group (9 persons)                             3,166,663(9)                     69.8%

--------------------
*Less than 1%

(1) Excludes options which are not exercisable within 60 days of January 15, 1997. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)  Includes 352,500 shares of Common Stock held in the Escrow Account.

(3) Includes 2,605,000 shares of Common Stock owned beneficially by Asta Group, Incorporated. Arthur Stern is the Chairman of the Board of Directors and a principal stockholder of Asta Group, Incorporated. Gary Stern is Vice President, Secretary, Treasurer and a director and principal stockholder of Asta Group, Incorporated. As such, each may be deemed to be the beneficial owner of such shares.

(4) Includes 11,833 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997.

(5) Includes 16,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997 and 45,000 shares of Common Stock held in the Escrow Account.

(6) Includes 17,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997 and 90,000 shares of Common Stock held in the Escrow Account.

(7) Includes 13,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997, 12,500 shares of Common Stock held in the Escrow Account and 7,500 shares of Common Stock owned by Mitchell Herman as custodian for a minor child.

(8) Includes 6,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997.

(9) Includes 500,000 shares of Common Stock held in the Escrow Account and 79,163 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 1997.

                             EXECUTIVE COMPENSATION

         The Company was incorporated in New Jersey on July 7, 1994 and was reincorporated in Delaware on October 12, 1995 as a result of a merger of the New Jersey corporation into a newly formed Delaware corporation. The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the fiscal year ended September 30, 1996 and the fiscal year ended September 30, 1995 (the year prior to the year in which the Company's IPO was consummated), with respect to the Chief Executive Officer, the Chief Financial Officer of the Company and each other executive officer of the Company whose total annual salary and bonus are $100,000 or more:


                           SUMMARY COMPENSATION TABLE


                                                                                                Long-Term
                                                                                               Compensation
                                                    Annual Compensation                         Awards (1)
                                --------------------------------------------------------    -----------------
                                                                               Other            Securities
                                                                              Annual            Underlying          All Other
         Name and                             Salary          Bonus        Compensation        Options/SARs       Compensation
    Principal Position           Year          ($)             ($)              ($)               ($)(3)             ($)(4)
----------------------------    --------   -------------   ------------  ---------------    -----------------  ------------------

Gary Stern...............        1996       $125,000         25,000              -                30,000             1,770
  President and Chief            1995          5,769            -                -                  -                   -
  Executive Officer

Mark Levy................        1996        110,000            -                -                95,000             1,440
  Executive Vice                 1995         96,000(2)         -                -                52,000                -
  President and Chief
  Operating Officer

Mitchell Herman..........        1996         75,000         15,000              -                25,000               753
  Chief Financial Officer        1995          5,769            -                -                40,000                -


----------------------------

(1) The Company did not grant any stock appreciation rights, restricted stock awards or make any long-term incentive plan payout during the fiscal years ended September 30, 1996 and September 30, 1995.

(2) Includes $72,000 which originally was paid by Asta Group, Incorporated on behalf of the Company. The Company reimbursed Asta Group, Incorporated for such expense through an allocation of expenses. See "Certain Transactions."

(3) Comprised solely of incentive stock options and non-qualified stock options. See "1995 Stock Option Plan".

(4)  Includes insurance premium amounts paid for by the Company.



Employment and Consulting Agreements

         Each of Gary Stern, Mark Levy and Mitchell Herman have entered into an employment agreement (an "Employment Agreement") with the Company which commenced on November 13, 1995 and will continue until September 30, 1998.

         The Employment Agreements provide for base annual salaries of $125,000, $110,000 and $75,000 for Messrs. Stern, Levy and Herman, respectively. On September 30, 1996, the base salaries for Messrs. Stern, and Herman were increased by 12,500 and $7,500, respectively. Each of Messrs. Stern, Levy and Herman may be granted annual bonuses in the discretion of the Board of Directors. Under the terms of each of the Employment Agreements with Messrs. Levy and Herman, if the employee is terminated prior to September 30, 1998, under certain circumstances, the Company will have the right to repurchase, for nominal consideration, 90,000 and 12,500 shares of Common Stock, respectively, owned by them.

         Each of the Employment Agreements provide that, in the event of a termination of employment by the Company without cause (as defined in the Employment Agreements) the employee will be entitled to certain benefits, including the continuation of the payment of base salary through the initial term of employment. In addition, each Employment Agreement contains certain non-competition covenants and confidentiality provisions.

         Arthur Stern has entered into a consulting agreement (the "Consulting Agreement") with the Company for a term of one year which commenced November 13, 1996. Pursuant to the Consulting Agreement, Mr. Stern will perform certain management and consulting services determined by the Board of Directors for an annual consulting fee of $75,000. Arthur Stern previously had a consulting agreement with the Company which terminated on November 13, 1996. The Consulting Agreement is terminable by Mr. Stern upon 30 days written notice. If the Consulting Agreement is terminated for any reason, the Company is obligated to pay Mr. Stern's salary through the end of the month in which the termination occurs. The Consulting Agreement contains certain non-competition covenants and confidentiality provisions.


                                STOCK OPTION PLAN

1995 Stock Option Plan

         In September 1995, the Board of Directors adopted, and the stockholders of the Company approved, the 1995 Stock Option Plan (the "1995 Stock Option Plan") in order to attract and retain qualified directors, officers and employees of the Company. The following is a description of certain of the terms and conditions of the 1995 Stock Option Plan. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1995 Stock Option Plan.

         The 1995 Stock Option Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (whether or not employees) and consultants of the Company. The Company has reserved 420,000 shares of Common Stock for issuance in connection with the 1995 Stock Option Plan. In the event that an option granted under the 1995 Stock Option Plan expires or is terminated prior to exercise or vesting, the number of shares of Common Stock covered thereby will again become eligible for grant under the 1995 Stock Option Plan.

         The Employee Stock Compensation Program currently is administered by the Board of Directors (the "Administrator") but may in the future be administered by a committee of the Board of Directors (such committee would then become the Administrator). Subject to applicable law and the terms of the 1995 Stock Option Plan, the Administrator has the authority to grant options and awards under the 1995 Stock Option Plan, including to determine the terms and conditions of each individual grant, to interpret and administer the provisions of the 1995 Stock Option Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 1995 Stock Option Plan and to make all determinations relative thereto.

         Options granted under the 1995 Stock Option Plan will have an exercise price established by the Administrator at the time of grant, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. In the case of an incentive stock option granted to a 10% stockholder, the per share exercise price may not be less than 110% of such fair market value on the date of grant. Upon exercise of an option, the participant will be required to provide the exercise price in full, in cash, in shares of the Company's securities valued at fair market value on the date of the exercise of the option or in such other manner as the administrator may specify. In connection with any exercise of options, the Company will have the right to collect or withhold all taxes required to be withheld under applicable law.

         No option will vest more than ten years from the date of grant and no option may be granted after September 14, 2005. Subject to limitations imposed by Section 16(b) of the Exchange Act, the Administrator may accelerate the vesting of any option or award granted under the 1995 Stock Option Plan, including upon occurrence of a merger, reorganization or other similar transaction.

         Options granted under the 1995 Stock Option Plan are nontransferable, except by will or by the laws of descent and distribution. During the lifetime of a participant, an option may be exercised only by the participant. In the event that a participant's employment terminates as a result of death, the participant's estate will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment terminates as a result of a disability (as defined in the 1995 Stock Option Plan), the participant will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment terminates for cause, all options will automatically expire upon termination. If the participant's employment terminates other than as a result of death, disability or termination for cause, the participant will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or thirty days from the date of termination. In all cases, any unvested options will terminate as of the date of termination of employment.

         The Administrator may suspend or terminate the 1995 Stock Option Plan at any time. In addition, the Administrator may amend or revise the terms of the 1995 Stock Option Plan from time to time; however no such amendment or revision may alter or impair an option or award without the consent of the holder thereof and no amendment shall, unless stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the 1995 Stock Option Plan, (ii) change the minimum exercise price of options granted under the 1995 Stock Option Plan, (iii) increase the maximum term of options granted pursuant to the 1995 Stock Option Plan, or (iv) change the designation of persons eligible to receive options under the 1995 Stock Option Plan. The 1995 Stock Option Plan will terminate on September 14, 2005, unless earlier terminated by the Administrator. No options may be granted under the 1995 Stock Option Plan after its termination; however, termination of the 1995 Stock Option Plan will not affect the status of any option outstanding on the date of termination.

         Subject to certain exceptions not discussed herein, neither the Company nor the participant will recognize taxable income or loss upon the grant of non-qualified stock options under the 1995 Stock Option Plan. In general, the participant will recognize ordinary income upon exercise of a non-qualified stock option. The amount of income recognized generally will equal the difference between (i) the fair market value of the underlying shares of Common Stock on the date of the exercise and (ii) the exercise price. The Company generally will receive a corresponding tax deduction equal to the amount includable in the participant's income.

         In addition, neither the Company nor the participant will recognize taxable income or loss upon the grant or exercise of incentive stock options, although there may be alternative minimum tax consequences to the participant upon exercise. Upon subsequent disposition of the shares of Common Stock covered by incentive stock options, the participant generally will recognize either capital gain or loss or ordinary income, depending on whether certain holding period requirements are satisfied. The Company generally will be entitled to a tax deduction if the participant recognizes ordinary income.

         On September 15, 1995, the Company granted non-qualified stock options at an exercise price of $5.00 per share to the following officers and directors of the Company in the amounts indicated: (i) to Mark Levy options covering 52,000 shares of Common Stock; (ii) to Mitchell Herman options covering 40,000 shares of Common Stock; (iii) to Arthur Stern options covering 35,500 shares of Common Stock; (iv) to Martin Fife options covering 12,500 shares of Common Stock; and (v) to each of Herman Badillo, General Buster Glosson and Edward Celano options covering 20,000 shares of Common Stock. One third of those options became exercisable in September 1996. An additional one-third of those options become exercisable on the second anniversary of the date of grant and the remaining one-third of those options become exercisable on the third anniversary of the date of grant. In addition, upon the effectiveness of the Company's reincorporation on October 13, 1995, the Company issued to Mark Levy and Mitchell Herman incentive stock options covering 95,000 and 25,000 shares of Common Stock, respectively, at an exercise price of $.01 per share in exchange for incentive stock options that had been previously issued to them by the predecessor company. Such options become exercisable on September 30, 1998 and expire in October 2004.

         On January 15, 1996, the Company granted non-qualified stock options covering an aggregate of 37,500 shares of Common Stock to Martin Fife, at an exercise price of $5.00 per share. One-third of such options became exercisable in September 1996. An additional one-third of such options become exercisable in September 1997 and the remaining one-third of such options become exercisable in September 1998. On August 6, 1996, the Company granted options covering an aggregate of 30,000 shares of Common Stock to each of Arthur Stern and Gary Stern at exercise prices of $4.50 and $4.95 per share, respectively. The stock options granted to Arthur Stern are non-qualified stock options and the stock options granted to Gary Stern are incentive stock options. Options to purchase one-third of such shares become exercisable on each of the first, second and third anniversaries of the date of the grant.

         The following tables summarize certain information relating to the grant of options to purchase Common Stock to the executive officers named in the Summary Compensation Table.



                                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                              Individual Grants
                                 -----------------------------------------------------------------------------

                                                           Percent of
                                     Number of                Total
                                    Securities            Options /SARs
                                    Underlying             Granted to          Exercise or
                                   Options/SARs           Employees in          Base Price        Expiration
 Name                             Granted (#) (2)        Fiscal Year (3)          ($/sh)             Date
 ----------------------------    -------------------    -----------------     --------------    --------------

 Gary Stern...........                30,000                  30.8%                4.95            8/5/2006

 Mark Levy............                  --                     --                   --                --

 Mitchell Herman......                  --                     --                   --                --


------------------------

(1)  The Company did not grant any stock appreciation rights in fiscal 1996.

(2) For a description of certain terms of the options listed above, see "1995 Stock Option Plan."

(3) Options covering a total of 97,500 shares of Common Stock were granted under the 1995 Stock Option Plan in fiscal 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)




                                                                                   Value of
                                          Number of Securities                    Unexercised
                                        Underlying Unexercised                   In-The-Money
                                              Options/SARs                       Options/SARs
                                             at FY-End (#)                     at FY-End ($)(3)
                                 ---------------------------------------    -------------------------
                                                                                 Exercisable/
Name                                Exercisable         Unexercisable            Unexercisable
-----------------------------    -----------------     -----------------    -------------------------

Gary Stern................                 0                30,000                     --

Mark Levy.................            17,333               129,667                     --

Mitchell Herman...........            13,333                51,667                     --

-------------------------

(1)  No stock appreciation rights have been granted by the Company.

(2)  No options were exercised in fiscal 1996.

(3) As of September 30, 1996, the fair market value of a share of Common Stock (presumed to equal the last reported sale price as reported on the NASDAQ SmallCap Market) was less than the exercise price per share of the outstanding options.


                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT


         Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company, the Company believes that all such Section 16(a) reporting requirements were timely fulfilled during the fiscal year ended September 30, 1996.

                              CERTAIN TRANSACTIONS

         Group owns approximately 58.4% of the Company's outstanding Common Stock. From the commencement of operations of the Company in July 1994 until August 31, 1995, Group advanced to the Company approximately $3,600,000, of which approximately $1,005,000 was forgiven in March 1995 in exchange for the issuance to Group of 2,205,000 shares of Common Stock. The balance of such advances were repaid with interest at the rate of 8% per annum with the proceeds of a $4,000,000 revolving credit facility obtained by the Company from Israel Discount Bank of New York ("IDB"). The Company repaid its outstanding indebtedness to IDB with a portion of the proceeds from the Company's IPO and proceeds from the Company's credit facility with BankAmerica Business Credit, Inc. (the "Credit Facility").

         From October 1, 1995 until November 14, 1995, Group made additional advances to the Company in the amount of approximately $786,000. Such advances were payable upon demand and accrued interest at the rate of 8% per annum. The Company repaid to Group the entire outstanding balance of such loans with a portion of the proceeds under the Credit Facility. From August 27, 1996 until October 1, 1996, Group advanced approximately an additional $1,900,000 to the Company. In October 1996, the Company repaid the $1,900,000, with interest at the rate of 8% per annum, with a portion of the proceeds from the sale of a portfolio of loans in connection with the Company's securitization transaction with Greenwich Capital Markets, Inc.

         In October 1994, the Company issued the following number of shares of Common Stock to the following persons for nominal consideration: Martin Fife, a Director of the Company and the Chairman of the Executive Committee of the Board of Directors, 270,000 shares of Common Stock; Mark Levy, the Executive Vice President and Chief Operating Officer of the Company, 180,000 shares of Common Stock; and Mitchell Herman, the Chief Financial Officer, Secretary and a Director of the Company, 25,000 shares of Common Stock.

         The Company subleases its offices located in Englewood Cliffs, New Jersey, from a wholly owned subsidiary of Group. The term of the sublease expires on July 31, 2000, and calls for current rent payments of $8,677 per month. The terms of the sublease are substantially similar to the terms of the underlying lease between the subsidiary of Group and the lessor.

         The Company and Group lease office space in the same building and allocate certain office expenditures including telephone charges, copying charges and utilities, incurred by those entities at their offices. Pursuant to such allocation, Group charged the Company approximately $88,445 and $141,818, respectively, during the fiscal years ended September 30, 1996 and 1995. Such amounts also included allocated salaries and payroll expenses. In addition, during the fiscal years ended September 30, 1996 and 1995, Group paid direct expenses and purchased equipment for the Company aggregating $16,647 and $2,000, respectively.

Company Policy

         In the future, transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE IN PROPOSAL ONE.

                                  PROPOSAL TWO

                            RATIFICATION OF AUDITORS

         The Board of Directors has appointed Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997. Richard A. Eisner & Company, LLP served as the Company's independent public accountants for the fiscal year ended September 30, 1996. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the Meeting to ratify the Board's appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997. Representatives of Richard A. Eisner & Company, LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE.

                              STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the 1997 Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on October 18, 1997 to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting. Any proposal should be addressed to Mitchell Herman, Secretary, Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be sent by certified mail, return receipt requested.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

                                            By Order of the Board of Directors

                                            /s/  Mitchell Herman
                                            -----------------------------------
                                            Mitchell Herman, Secretary





February 14, 1997

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 (EXCLUDING EXHIBITS) WILL BE FURNISHED WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO MITCHELL HERMAN, SECRETARY, ASTA FUNDING, INC., 210 SYLVAN AVENUE, ENGLEWOOD CLIFFS, NEW JERSEY 07632.

                               ASTA FUNDING, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 14, 1997

         The undersigned hereby appoints Gary Stern and Mitchell Herman, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Asta Funding, Inc. Annual Meeting of Stockholders to be held on March 14, 1997 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director and FOR the ratification of the Company's independent public accountants.

         PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: Gary Stern, Mitchell Herman, Arthur Stern, Martin Fife, Herman Badillo, General Buster Glosson, Edward Celano and Alan Cohen.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK BOXES |_| IN BLUE OR BLACK INK

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.


1.    Election of 8 directors.

For all nominees   |_|       Against all nominees    |_|      Exception*  |_|

* To withhold authority for individual nominees, print nominee's name on the line below and check Exception Box.


  ------------------------------------

2. Ratification of Richard A. Eisner & Company, LLP as independent public accountants for fiscal year 1997.

For     |_|                  Against     |_|                   Abstain     |_|

If you have noted an address change or comments on either side of this card,
mark here:   |_|

Dated: _________________________, 1997

-------------------------------------
Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.


             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.